Exhibit 10.2

EXECUTION COPY

BUYER VOTING AND SUPPORT AGREEMENT

This BUYER VOTING AND SUPPORT AGREEMENT (this “Agreement”) is entered into this 16th day of June, 2021, by and among BCP QualTek HoldCo, LLC, a Delaware limited liability company (the “Company”), BCP QualTek Investors, LLC, a Delaware limited liability company (the “Blocker” and, together with the Company, the “QualTek Parties”), and each of the stockholders of Roth CH Acquisition III Co., a Delaware corporation (the “Buyer”), whose name appears on the signature pages to this Agreement (each, a “Holder” and, collectively, the “Holders”). Defined terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Business Combination Agreement (as defined below).

WHEREAS, as of the date hereof, each Holder “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) and has the sole power to dispose of (or sole power to cause the disposition of) and the sole power to vote (or sole power to direct the voting of), as applicable, the number of shares of common stock, par value $0.0001 per share of the Buyer (collectively, the “Buyer Shares”), set forth opposite such Holder’s name on Exhibit A attached hereto (such Buyer Shares, together with any other Buyer Shares acquired by such Holder or with respect to which such Holder otherwise becomes entitled to exercise voting power during the Restricted Period including any shares of common stock issued upon the exercise of any warrants of the Buyer, the “Covered Shares”); and

WHEREAS, the Buyer, the Company, the Blocker and the other parties named therein propose to enter into, simultaneously herewith the execution of this Agreement, that certain Business Combination Agreement, dated as of the date hereof (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Business Combination Agreement”), pursuant to which, inter alia, (i) a direct, wholly owned subsidiary of the Buyer will be merged with and into the Blocker, with the Blocker surviving as a wholly owned subsidiary of the Buyer (the “Blocker Merger”), (ii) immediately after the Blocker Merger, the Blocker will be merged with and into the Buyer, with the Buyer as the surviving company (the “Buyer Merger”), and (iii) immediately after the Buyer Merger, a direct, wholly owned subsidiary of the Buyer will be merged with and into the Company, with the Company as the surviving company, in each case, on the terms and subject to the conditions set forth therein (the Blocker Merger, the Buyer Merger and the Company Merger, together with the other transactions contemplated by the Business Combination Agreement, the “Transactions”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, contained herein, and intending to be legally bound hereby, the QualTek Parties and each Holder (severally and not jointly) hereby agree as follows:

1.             Voting Agreement; Proxy.

1.1               Voting Agreement. Each Holder hereby unconditionally and irrevocably agrees that, during the period from the date hereof through the date on which this Agreement terminates in accordance with Section 5 (such period, the “Restricted Period”), at any duly called meeting of the stockholders of the Buyer (or any adjournment or postponement thereof) (a “Stockholder Meeting”), and in any action by written consent of the stockholders of the Buyer requested by the Buyer’s Board of Directors or undertaken as contemplated by the Transactions, such Holder shall, if a Stockholder Meeting is held, appear at such Stockholder Meeting, in person or by proxy, or otherwise cause all of its Covered Shares to be counted as present thereat for purposes of establishing a quorum, and it shall vote or consent (or cause to be voted or consented) (which shall include, for the avoidance of doubt, any consent in writing (to the extent applicable)), in person or by proxy (if a Stockholder Meeting) or by written consent (if an action by written consent), all of its Covered Shares (i) in favor of the adoption of the Business Combination Agreement and approval of the Transactions (including the Mergers and any actions required in furtherance thereof), (ii) in favor of the issuance of shares of Class A Common Stock and Class B Common Stock of the Buyer (including the Earnout Shares) in connection with the Transactions and under the Subscription Agreements (including as may be required by the Stock Exchange listing requirements), (iii) in favor of the amendment and restatement of (A) the A&R Buyer Certificate of Incorporation in the form of the Second A&R Buyer Certificate of Incorporation attached as Exhibit D to the Business Combination Agreement and (B) the Buyer Bylaws in the form of the A&R Buyer Bylaws attached as Exhibit E to the Business Combination Agreement, (iv) in favor of the approval of the adoption of the EIP, (v) in favor of any other proposals the parties to the Business Combination Agreement agree are necessary or desirable to consummate the Transactions, (vi) in favor of any proposal to adjourn or postpone the applicable Stockholder Meeting to a later date if (and only if) there are not sufficient votes for approval of the Business Combination Agreement and the other Buyer Shareholder Voting Matters on the dates on which such Stockholder Meeting is held, and (vii) against the following actions or proposals: (A) any Competing Transaction in respect of the Buyer or any proposal in opposition to approval of the Business Combination Agreement or in competition with or inconsistent with the Business Combination Agreement, (B) any action or proposal that would result in a breach of any representation, warranty, covenant, obligation or agreement of the Buyer contained in the Business Combination Agreement, and (C) (1) any change in the present capitalization of the Buyer or any amendment of the A&R Buyer Certificate of Incorporation or Buyer Bylaws, except to the extent expressly contemplated by the Business Combination Agreement or approved by the prior written consent of the Company, (2) any liquidation or dissolution or other change in the Buyer’s corporate structure, (3) any action, proposal, transaction or agreement that would result in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of such Holder under this Agreement, or (4) any other action or proposal involving the Buyer or any of its Subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the Transactions. The obligations of each Holder specified in this Section 1.1 shall apply whether or not the Blocker Merger, Buyer Merger, Company Merger, any of the Transactions or any action described above is recommended by the Buyer’s Board of Directors. If any Holder is the beneficial owner, but not the registered holder, of the Covered Shares, such Holder agrees to take all actions necessary or requested by the Company to cause the registered holder and any nominees to vote all of the Covered Shares in accordance with the terms of this Agreement.

1.2               Irrevocable Proxy. Each Holder hereby revokes any and all other proxies, consents or powers of attorney in respect of any Covered Shares and agrees that, during the Restricted Period, such Holder hereby irrevocably appoints the Company or any individual designated by the Company as such Holder’s agent, attorney-in-fact and proxy (with full power of substitution and resubstitution), for and in the name, place and stead of such Holder, to vote (or cause to be voted) such Holder’s Covered Shares, in the manner set forth in Section 1.1, at any Stockholder Meeting, however called, or in connection with any written consent of the stockholders of the Buyer. The power of attorney granted by each Holder hereunder is a durable power of attorney coupled with an interest and shall survive the death, incapacity, illness, bankruptcy, dissolution or other inability to act of any Holder. With respect to Covered Shares as to which any Holder is the beneficial owner but not the holder of record, such Holder shall cause any holder of record of such Covered Shares to grant to the Company or any individual designated by the Company a proxy to the same effect as that described in this Section 1.2. The exercise of the foregoing proxy shall not relieve any Holder from any liability hereunder for failing to comply with the terms of this Agreement. Each Holder hereby affirms that the proxy set forth in this Section 1.2 is irrevocable, is coupled with an interest sufficient in law to support an irrevocable proxy, and is granted in consideration of the QualTek Parties entering into the Business Combination Agreement; provided, that, for the avoidance of doubt, the proxy set forth in this Section 1.2 shall terminate automatically upon termination of this Agreement in accordance with Section 5. The vote of the proxyholder in accordance with this Section 1.2 shall control in any conflict between the vote by the proxyholder of any Holder’s Covered Shares in accordance with this Section 1.2 and a vote by the applicable Holder of such Holder’s Covered Shares.

2.             No Redemption. Each Holder hereby unconditionally and irrevocably agrees that such Holder shall not, and shall cause its Affiliates not to, elect to redeem or tender or submit for redemption such Holder’s Covered Shares pursuant to or in connection with the Buyer Share Redemption or otherwise in connection with the Transactions.

3.             Representations, Warranties and Agreements.

3.1               Holder’s Representations, Warranties and Agreements. Each Holder, severally and not jointly, hereby represents and warrants to the QualTek Parties and acknowledges and agrees with the QualTek Parties as follows:

3.1.1          If such Holder is not an individual, such Holder has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Agreement. If such Holder is an individual, such Holder has the authority to enter into, deliver and perform its obligations under this Agreement.

3.1.2          If such Holder is not an individual, this Agreement has been duly authorized, validly executed and delivered by such Holder. If such Holder is an individual, the signature on this Agreement is genuine, and such Holder has legal competence and capacity to execute the same. This Agreement is enforceable against such Holder in accordance with its terms, except as may be limited or otherwise affected by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (b) principles of equity, whether considered at law or equity.

3.1.3          The execution, delivery and performance by such Holder of this Agreement and the consummation of the transactions contemplated herein do not and will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon such Holder’s Covered Shares or any other property or assets of such Holder or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which such Holder or any of its Subsidiaries is a party or by which such Holder or any of its Subsidiaries is bound or to which such Holder’s Covered Shares or any other property or assets of such Holder or any of its Subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the legal authority of such Holder to enter into and timely perform its obligations under this Agreement (a “Holder Material Adverse Effect”), (b) if such Holder is not an individual, result in any violation of the provisions of the organizational documents of such Holder or any of its Subsidiaries or (c) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over such Holder that would reasonably be expected to have a Holder Material Adverse Effect.

3.1.4          Exhibit A hereto sets forth the number of Covered Shares over which such Holder has beneficial ownership as of the date hereof. As of the date hereof, such Holder is the legal and beneficial owner of the Covered Shares denoted as being owned by such Holder on Exhibit A hereto and has the sole power to vote (or sole power to direct the voting of) such Covered Shares. Such Holder has good and valid title to the Covered Shares denoted as being owned by such Holder on Exhibit A hereto, free and clear of any and all Liens other than those created or permitted by this Agreement and those imposed by applicable law, including federal and state securities laws, and are not subject to any preemptive or similar rights. There are no claims for finder’s fees or brokerage commission or other like payments in connection with this Agreement or the transactions contemplated hereby payable by such Holder pursuant to arrangements made by such Holder. Except for the Covered Shares denoted on Exhibit A hereto, as of the date of this Agreement, such Holder is not a beneficial owner or record holder of any (a) equity securities of the Buyer, (b) securities of the Buyer having the right to vote on any matters on which the holders of equity securities of the Buyer may vote or which are convertible into or exchangeable for, at any time, equity securities of the Buyer, or (c) options or other rights to acquire from the Buyer any equity securities or securities convertible into or exchangeable for equity securities of the Buyer except as contemplated by Business Combination Agreement or the Ancillary Agreements.

3.1.5          Such Holder acknowledges and represents that such Holder has received such information as such Holder deems necessary in order to make an investment decision with respect to the Covered Shares and to enter into this Agreement, including with respect to the Buyer, the Company, the Blocker and the Transactions. Without limiting the generality of the foregoing, such Holder has not relied on any statements or other information provided by the Buyer or any QualTek Party in making its decision to enter into, deliver and perform its obligations under this Agreement. Such Holder further acknowledges that that there have been no representations, warranties, covenants or agreements made to such Holder by the Company, the Blocker or any of their respective officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements expressly set forth in this Agreement. Such Holder acknowledges that the agreements contained herein with respect to the Covered Shares held by such Holder are irrevocable.

3.1.6          Such Holder is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of the Buyer (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

3.1.7          Such Holder understands and acknowledges that the QualTek Parties are entering into the Business Combination Agreement in reliance upon the execution and delivery of this Agreement by such Holder and in reliance on the acknowledgments, understandings, agreements, representations and warranties of such Holder contained in this Agreement.

3.1.8          Such Holder (a) has not entered into any voting agreement or voting trust with respect to Holder’s Covered Shares inconsistent with such Holder’s obligations pursuant to this Agreement, (b) has not granted a proxy, a consent or power of attorney with respect to such Holder’s Covered Shares and (c) has not entered into any agreement or taken any action that would make any representation or warranty of such Holder contained herein untrue or incorrect in any material respect or have the effect of preventing such Holder from performing any of its obligations under this Agreement.

3.1.9          There is no Action pending against such Holder or, to the knowledge of such Holder, threatened against such Holder that challenges the beneficial or record ownership of such Holder’s Covered Shares, the validity of this Agreement or the performance by such Holder of its obligations under this Agreement.

3.1.10      As of the date hereof, (i) neither such Holder nor any of its Affiliates owns, directly or indirectly, any equity interests or any other interests exercisable or convertible into any equity interests of any Person engaged in any business that is competitive with the Company and its Subsidiaries (a “Competing Business”) and (ii) neither such Holder nor any of its Affiliates is party to any contract, agreement or arrangement to acquire any equity interests or other interests exercisable or convertible into any equity interests of any Competing Business; provided, that, for the purposes of this Section 3.1.10 such equity interests or any other interests exercisable or convertible into any equity interests shall not include any passive investment (in the ordinary course of business and not with the purpose nor with the effect of changing or influencing the control of the issuer, nor in connection with or as a participant in any transaction having such purpose or effect) of less than two percent (2%), in the aggregate, of the outstanding shares or capital stock, as applicable of any class of any corporation that is traded on a nationally recognized securities exchange or inter-dealer quotation system (or its equivalent in any foreign jurisdiction).

3.1.11      Such Holder represents and warrants that such Holder is not (a) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (b) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (c) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Such Holder agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law unless such Holder is not permitted to do so under applicable law. Such Holder represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that such Holder maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Such Holder also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List.

3.2               Representations, Warranties and Agreements of the QualTek Parties. The QualTek Parties hereby represent and warrant to each Holder and acknowledge and agree with each Holder as follows:

3.2.1          Each QualTek Party is duly organized and validly existing under the laws of its jurisdiction of formation, with limited liability company power and authority to enter into, deliver and perform its obligations under this Agreement.

3.2.2          This Agreement has been duly authorized, executed and delivered by the QualTek Parties and is enforceable against the QualTek Parties in accordance with its terms, except as may be limited or otherwise affected by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (b) principles of equity, whether considered at law or equity.

3.2.3          The execution, delivery and performance of this Agreement (including compliance by the QualTek Parties with all of the provisions hereof) and the consummation of the transactions contemplated herein will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any of the terms of any material contract, or other agreements or instrument to which any QualTek Party is a party or by which any QualTek Party or any of its assets may be bound, (b) result in any violation of the provisions of the organizational documents of any QualTek Party, as applicable or (c) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over any QualTek Party or any of its properties, as applicable, that would reasonably be expected to impair any QualTek Party’s ability to perform its obligations under this Agreement in any material respect.

4.                  Additional Covenants.

4.1               Each Holder agrees that, during the Restricted Period, except as contemplated by the Business Combination Agreement and the Transactions, it shall not, and shall cause its Affiliates not to, without the Company’s prior written consent (which consent may be given or withheld by the Company in its sole discretion): (a) offer for sale, sell (including short sales), transfer, tender, pledge, convert, encumber, assign or otherwise dispose of (including by gift, merger, tendering into any tender offer or exchange offer or otherwise) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Covered Shares or any interest in the Covered Shares; (b) grant any proxies or powers of attorney with respect to any or all of the Covered Shares (except in connection with voting by proxy at a Stockholder Meeting as contemplated by Section 1); or (c) permit to exist any Lien with respect to any or all of the Covered Shares other than those created by this Agreement. Notwithstanding the foregoing, this Section 4.1 shall also not prohibit a Transfer of Covered Shares by any Holder to an Affiliate of such Holder; provided, that such Transfer shall be permitted only if, prior to or in connection with such Transfer, the transferee agrees in writing, reasonably satisfactory in form and substance to the Company, to assume all of the obligations of the applicable Holder hereunder and to be bound by the terms of this Agreement; and provided, further, that any such Transfer shall not excuse any Holder’s obligations under this Agreement. Any Transfer in violation of this Section 4.1 shall be null and void ab initio.

4.2               In the event of a share dividend or distribution, or any change in the Covered Shares by reason of any share dividend or distribution, sub-division, recapitalization, combination, conversion, exchange of shares or the like, the term “Covered Shares” shall be deemed to refer to and include the Covered Shares as well as all such share dividends and distributions and any securities into which or for which any or all of the Covered Shares may be changed or exchanged or which are received in such transaction. Each Holder agrees, while this Agreement is in effect, to notify the Company promptly in writing (including by e-mail) of the number of any additional Covered Shares acquired by such Holder, if any, after the date hereof.

4.3               Standstill Obligations. Each Holder covenants and agrees that, during the Restricted Period:

4.3.1          Such Holder shall not take, nor shall any of its Affiliates or representatives take any action intended to solicit, initiate or encourage, or any action to continue or engage in discussions or negotiations with, any Person (other than the QualTek Parties and/or any of their Affiliates or representatives), concerning, relating to or which is intended or is reasonably likely to give rise to or result in, a Competing Transaction in respect of the Buyer other than with the QualTek Parties and their respective Affiliates and representatives. If such Holder or any of its Affiliates or representatives receives any inquiry or proposal regarding a Competing Transaction in respect of the Buyer, then such Holder shall promptly notify such Person indicating only that it is subject to an exclusivity agreement that prohibits it from considering such inquiry or proposal and, in such event, such Holder shall also promptly notify the Company of such facts and circumstances. Such Holder shall, and shall cause its Affiliates and representatives to, immediately cease any and all existing discussions or negotiations with any Person (other than the QualTek Parties and/or any of their Affiliates or representatives) conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, a Competing Transaction in respect of the Buyer.

4.3.2          Such Holder shall not, nor shall such Holder act in concert with any Person to make, or in any manner participate in a “solicitation” of “proxies” or consents (as such terms are used in the proxy solicitation rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any person with respect to the voting of, any Covered Shares in connection with any vote or other action with respect to the Buyer Shareholder Voting Matters, other than to recommend that shareholders of the Buyer vote in favor of approval of the Business Combination Agreement and the other Buyer Shareholder Matters (and otherwise as expressly provided by Section 1).

4.4               Stop Transfers. Each Holder agrees with, and covenants to, the QualTek Parties that such Holder shall not request that the Buyer register the Transfer (book-entry or otherwise) of any Covered Shares during the term of this Agreement without the prior written consent of the Company, in its sole discretion, other than pursuant to a Transfer permitted by Section 4.1. Each Holder hereby authorizes and instructs Buyer to instruct Buyer’s transfer agent to enter a stop transfer order with respect to all of the Covered Shares subject to the provisions of this Agreement; provided, that any such stop transfer order will immediately be withdrawn and terminated by Buyer following termination of this Agreement in accordance with Section 5.

4.5               No Inconsistent Agreements. Each Holder hereby covenants and agrees that, except for this Agreement, such Holder shall not, at any time while this Agreement remains in effect, (a) enter into any voting agreement or voting trust with respect to such Holder’s Covered Shares inconsistent with such Holder’s obligations pursuant to this Agreement, (b) subject to Section 1.2, grant a proxy, a consent or power of attorney with respect to such Holder’s Covered Shares (except in connection with voting by proxy at a Stockholder Meeting as contemplated by Section 1 or as would not be inconsistent with such Holder’s obligations pursuant to this Agreement) or (c) enter into any agreement or taken any action that would make any representation or warranty of such Holder contained herein untrue or incorrect in any material respect or have the effect of preventing such Holder from performing any of its obligations under this Agreement.

4.6               Non-Circumvention. Each party hereto agrees that it shall not, and shall cause its Affiliates not to, indirectly accomplish that which it is not permitted to accomplish directly under this Agreement pursuant to provisions of this Agreement that have not been terminated pursuant to Section 5.

5.             Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) the consummation of the Closing, (b) such date and time as the Business Combination Agreement is validly terminated in accordance with its terms and (c) upon the mutual written agreement of each of the parties hereto to terminate this Agreement; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. Notwithstanding anything to the contrary herein, the provisions of this Section 5 and Sections 6 and 8 shall survive the termination of this Agreement.

6.             No Recourse. Notwithstanding anything to the contrary contained herein or otherwise, but without limiting any provision of the Business Combination Agreement or any Ancillary Agreement, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against the entities and Persons that are expressly identified as parties to this Agreement in their capacities as such and no former, current or future shareholders, equityholders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or Affiliates of any party hereto, or any former, current or future direct or indirect shareholder, equityholder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

7.             Buyer Actions. Notwithstanding anything in this Agreement to the contrary: (a) no Holder shall be responsible hereunder for the actions or omissions of the Buyer, its Board of Directors or any committee thereof, any Subsidiary of the Buyer, any Board of Directors of any Subsidiary of the Buyer or committee thereof, or any officers, directors, employees or professional advisors of any of the foregoing (collectively, the “Buyer Related Parties”), (b) no Holder makes any representation or warranties with respect to the actions of any of the Buyer Related Parties, and (c) no Holder makes any agreement or understanding in this Agreement in any Holder’s capacity as a director or officer of Buyer or any Buyer Subsidiary, and nothing in this Agreement (i) will limit or affect any actions or omissions taken by any Holder in such Holder’s capacity as such a director or officer and no such actions or omissions shall be deemed a breach of this agreement, and (ii) will be construed to prohibit, limit, or restrict any Holder from exercising such Holder’s fiduciary duties as an officer or director to Buyer or a Buyer Subsidiary, in such capacity.

8.             Miscellaneous.

8.1               Additional Agreements.

8.1.1          The parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Agreement.

8.1.2          Each Holder acknowledges that the Company, the Blocker, the Buyer and others will rely on the acknowledgements, understandings, agreements, representations and warranties contained in this Agreement.

8.1.3          Each of the Holders, the Company and the Blocker is entitled to rely upon this Agreement and is irrevocably authorized to produce this Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

8.1.4          Each Holder shall pay all of its own expenses in connection with this Agreement and the transactions contemplated herein.

8.1.5          Each Holder shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement at the times and on the terms and conditions described herein.

8.2               Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when so delivered personally, (b) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (c) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)            If to any QualTek Party:

BCP QualTek Holdco, LLC

475 Sentry Parkway E

Blue Bell, PA 19422

Attention: Scott Hisey

Email:

and

BCP QualTek Investor Holdings, L.P.

650 5th Avenue

New York, New York 10019

Attention:	Andrew Weinberg
Matthew Allard

Email:

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention:	Michael E Weisser, P.C.
Matthew S. Arenson, P.C.
Erika P. López
Email:

(ii)           If to any Holder, to such address or addresses set forth on Exhibit A attached hereto.

8.3               Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter(s) entered into relating to the subject matter hereof.

8.4               Modifications and Amendments. This Agreement may not be amended, modified, supplemented or waived (a) except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, supplement or waiver is sought and (b) without the prior written consent of the Company and the Blocker; provided that any provision of this Agreement may be waived, in whole or in part, by a party on such party’s own behalf without the prior consent of any other party.

8.5               Assignment. Except for Transfers permitted by Section 4.1, neither this Agreement nor any rights, interests or obligations that may accrue to the parties hereunder may be Transferred without the prior written consent of each of the other parties hereto.

8.6               Benefit.

8.6.1          Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. This Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns.

8.6.2          Each Holder acknowledges and agrees that (a) this Agreement is being entered into in order to induce each of the Company and the Blocker to execute and deliver the Business Combination Agreement and without the representations, warranties, covenants and agreements of such Holder contained herein, each of the Company and the Blocker would not enter into the Business Combination Agreement and (b) each representation, warranty, covenant and agreement of such Holder contained herein is being made for the benefit of the Company and the Blocker, and (iii) each of the Company and the Blocker may directly enforce (including by an action for specific performance, injunctive relief or other equitable relief) each of the covenants and agreements of such Holder under this Agreement.

8.7               Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction.

8.8               Consent to Jurisdiction; Waiver of Jury Trial. The parties hereto hereby agree and consent to be subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, to the extent such court declines jurisdiction, first to any federal court, or second, to any state court, each located in Wilmington, Delaware, to the exclusion of other courts, and hereby waive the right to assert the lack of personal or subject matter jurisdiction or improper venue in connection with any such suit, action or other proceeding.  In furtherance of the foregoing, each of the parties hereto (a) waives the defense of inconvenient forum, (b) agrees not to commence any suit, action or other proceeding arising out of this Agreement or any transactions contemplated hereby other than in any such court, and (c) agrees that a final judgment in any such suit, action or other proceeding shall be conclusive and may be enforced in other jurisdictions by suit or judgment or in any other manner provided by law. Nothing herein contained shall be deemed to affect the right of any party hereto to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any action brought pursuant to this Section 8.8. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Without limiting the foregoing, each party hereto hereby agrees that service of process upon such party in any action or proceeding contemplated by this Section 8.8 shall be effective if notice is given in accordance with Section 8.2.

8.9               Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

8.10           No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

8.11           Remedies.

8.11.1      The parties agree that the Company and the Blocker would suffer irreparable damage if this Agreement was not performed or was otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that the Company and the Blocker shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, including each Holder’s obligations to vote its Covered Shares as provided in this Agreement, without proof of actual damages or the inadequacy of monetary damages as a remedy, in an appropriate court of competent jurisdiction as set forth in Section 8.8, this being in addition to any other remedy to which any party is entitled at law or in equity, including money damages.  The right to specific enforcement shall include the right of the Company or the Blocker to cause any Holder to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Agreement. The parties hereto further agree (a) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (b) not to assert that a remedy of specific enforcement pursuant to this Section 8.11 is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (c) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.  In connection with any action for which the Company or the Blocker is being granted an award of money damages, each Holder agrees that such damages shall include, without limitation, damages related to the cash consideration that is or was to be paid to the Company or its equityholders under the Business Combination Agreement and such damages are not limited to an award of out-of-pocket fees and expenses related to the Business Combination Agreement.

8.11.2       The parties acknowledge and agree that this Section 8.11 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Agreement.

8.11.3       In any dispute arising out of or related to this Agreement, or any other agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing party, if any, the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the dispute and the enforcement of its rights under this Agreement or any other agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing party an appropriate percentage of the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the adjudication and the enforcement of its rights under this Agreement or any other agreement, document, instrument or certificate contemplated hereby or thereby.

8.12           Non-Survival of Representations and Warranties. None of the representations and warranties made by the parties hereto in this Agreement shall survive the Closing.

8.13           No Broker or Finder. Each Holder represents and warrants to the QualTek Parties that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on either QualTek Party. Each Holder agrees to indemnify and save each QualTek Party harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such Holder and to bear the cost of legal expenses incurred in defending against any such claim.

8.14           Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

8.15           Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

8.16           Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached will not detract from or mitigate the fact that such party is in breach of the first representation, warranty, or covenant.

8.17           Mutual Drafting. This Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties hereto and shall not be construed for or against any party.

8.18           Consent to Disclosure. Each Holder hereby consents to the publication and disclosure in the registration statement on Form S-4, including the proxy statement to be contained therein (and, as and to the extent otherwise required by the federal securities laws or the SEC or any other securities authorities, any other documents or communications provided or filed by the Buyer, the Company or the Blocker to or with any governmental authority or to securityholders of the Buyer) of such Holder’s identity and beneficial ownership of Covered Shares and the nature of such Holder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by the Buyer, the Company or the Blocker, a copy of this Agreement. Each Holder will promptly provide any information reasonably requested by the Buyer, the Company or the Blocker for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

8.19           No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in any QualTek Party any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares.

8.20           Certificates. Promptly following the date of this Agreement, each Holder shall advise the Buyer’s transfer agent in writing that such Holder’s Covered Shares are subject to the restrictions set forth herein and, in connection therewith, provide the Buyer’s transfer agent in writing with such information as is reasonable to ensure compliance with such restrictions.

8.21           No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among any of the Holders and any of the QualTek Parties, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between or among any of the parties.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the QualTek Parties and each Holder has executed or caused this Buyer Voting and Support Agreement to be executed as of the date set forth above.

THE COMPANY:

BCP QUALTEK HOLDCO, LLC

By:	/s/ Andrew S. Weinberg

Name:	Andrew S. Weinberg

Title:	President

Signature Page to Buyer Voting and Support Agreement

THE BLOCKER:

BCP QUALTEK INVESTOR, LLC

By: BCP QUALTEK INVESTOR HOLDINGS, L.P., its managing member

By: BRIGHTSTAR ASSOCIATES, L.P., its general partner

By: BRIGHTSTAR GP INVESTORS, LLC, its managing member

By:	/s/ Andrew S. Weinberg
Name	Andrew S. Weinberg
Title	President

Signature Page to Buyer Voting and Support Agreement

THE HOLDERS:

CR FINANCIAL HOLDINGS, INC.

By:	/s/ Byron Roth
Name: Byron Roth
Title: Chief Executive Officer

CRAIG-HALLUM CAPITAL GROUP, LLC

By:	/s/ Rick Hartfiel
Name: Rick Hartfiel
Title: Head of Investment Banking

ROTH CAPITAL PARTNERS, LLC

By:	/s/ Byron Roth
Name: Byron Roth
Title: Chief Executive Officer

BYRON ROTH
/s/ Byron Roth

GORDON ROTH
/s/ Gordon Roth

AARON GUREWITZ, AS TRUSTEE OF THE AMG TRUST ESTABLISHED JANUARY 23, 2007
/s/ Aaron Gurewitz

ANDREW COSTA
/s/ Andrew Costa

MATTHEW DAY
/s/ Matthew Day

THEODORE ROTH
/s/ Theodore Roth

Signature Page to Buyer Voting and Support Agreement

JOHN LIPMAN
/s/ John Lipman

NAZAN AKDENIZ
/s/ Nazan Akdeniz

LOUIS J. ELLIS III
/s/ Louis J. Ellis III

JAMES ZAVORAL
/s/ James Zavoral

KEVIN HARRIS
/s/ Kevin Harris

WILLIAM F. HARTFIEL III
/s/ William F. Hartfiel III

BRAD BAKER
/s/ Brad Baker

GEORGE SUTTON
/s/ George Sutton

DAN KAPKE
/s/ Dan Kapke

STEVE DYER
/s/ Steve Dyer

Signature Page to Buyer Voting and Support Agreement

MIKE ANDERSON
/s/ Mike Anderson

CHRISTIAN SCHWAB
/s/ Christian Schwab

DONALD HULSTRAND
/s/ Donald Hulstrand

JAMES GOLD
/s/ James Gold

SAM CHAWLA
/s/ Sam Chawla

RX3 GROWTH PARTNERS

By:	/s/ Nate Raabe
Name: Nate Raabe
Title: Managing Partner

MOLLY MONTGOMERY
/s/ Molly Montgomery

HAMPSTEAD PARK CAPITAL MANAGEMENT, LLC

By:	/s/ Daniel M. Friedberg
Name: Daniel M. Friedberg
Title: Managing Member

ADAM ROTHSTEIN
/s/ Adam Rothstein

Signature Page to Buyer Voting and Support Agreement